Exhibit p.2
Subscription Agreement
Tortoise Capital Resources Corporation
Attn: David J. Schulte
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
STIFEL, NICOLAUS & COMPANY, INCORPORATED
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
4 World Financial Center
New York, New York 10080
Dear Sirs:
In connection with the undersigned’s proposed purchase of the common shares, par value $0.001 per share (the “Common Shares”), of Tortoise Capital Resources Corporation (the “Company”) from the Company, the undersigned confirms that:
     1. Upon the terms and subject to the conditions set forth in this letter and the closing conditions contained in that certain Placement Agreement (the “Agreement”), dated as of September         , 2005, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Stifel, Nicolaus & Company, Incorporated, as the placement agents, the undersigned hereby irrevocably subscribes for and agrees to purchase from the Company such number of Common Shares as is set forth on the signature page of this letter at a price equal to $        per share (the “Purchase Price”) on the terms provided for herein and in the Offering Memorandum (defined below). The undersigned understands and agrees that the Company reserves the right to accept or reject the undersigned’s subscription for the common shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company; the Company may do so in counterpart form. In the event of rejection of the entire subscription, the undersigned’s payment hereunder will be returned promptly to the undersigned along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect.
     2. The undersigned agrees to open an account with Merrill Lynch or an affiliate on or before the second business day preceding the Closing (as such term is defined in the Agreement) and to deliver to Merrill Lynch or an affiliate on or before the business day preceding the Closing Date (as such term is defined in the Agreement) the Purchase Price by wire transfer of U.S. dollars in immediately available funds to a Merrill Lynch or an affiliate account specified by Merrill Lynch or an affiliate and authorizes Merrill Lynch or an affiliate to deliver the Purchase Price on the undersigned’s behalf to the Company in accordance with Section 2 of the Agreement.
     3. The undersigned has read the Investment Representation, Transfer and Market Stand-Off Agreement attached hereto as Exhibit A and understands and acknowledges that the provisions of that agreement shall govern any transfer or sale by the undersigned and that no transfer or sale by the undersigned shall be effective other than in the manner specified in such agreement and done in accordance with the terms and conditions set forth therein and such transferee will agree to be bound by the terms therein.
     4. The undersigned certifies that it is an Accredited Investor as defined in Rule 501(a)(4), (5) or (6), under the Securities Act and has completed the Questionnaire in Exhibit B hereto indicating its qualifications thereby.

     5. The undersigned certifies that it has read Annex C to Exhibit A, “Restrictions on Sales of Book-Entry Securities Designated QIB/QP or 3(c)(7)” attached hereto, and the undersigned certifies that it is a “Qualified Purchaser” as defined in Section 2(a)(51) of, and the related rules under, the Investment Company Act of 1940, as amended, and the undersigned represents and warrants that (if the undersigned certifies that it is unable to make the representations and warranties contained in 5(i), it should so indicate on the signature line below):
(i)	it is not a:
“dealer” described in (j) of Annex A to Exhibit A that owns and invests on a discretionary basis less than $25,000,000 in eligible “securities” (excluding securities constituting the whole or part of an unsold allotment to or subscription as a participant in a public offering);
“plan” described in. (f) or (g) of Annex A to Exhibit A or a “trust fund” described in (h) of Annex A to Exhibit A;
(ii)	the undersigned has indicated with a check mark each of the sub-accounts listed below which can independently make each of the representations and warranties in this Section 5. If the undersigned decides to purchase securities designated QIB/QP or 3(c)(7) for the accounts of others, it will only purchase for accounts which are checked below, and those accounts will be deemed to make the representations and warranties in I(i) of Exhibit A and this Section 5. (An insurance company may purchase for one or more of its separate accounts, without regard to whether the account could independently make those representations and warranties);

(iii)	it is not an entity that was formed for the specific purpose of investing in Section 3(c)(7) securities (or if it was formed for such purpose, then each beneficial owner of its securities is a QP);

(iv)	it is not an entity that was formed or is operated as a device for facilitating individual investment decisions of its participants or securityholders;

(v)	if it was formed prior to April 30, 1996 and is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof, then its treatment as a Qualified Purchaser has been consented to (in the manner required by Section 2(a)(51)(C) of the Investment Company Act and rules thereunder) by its beneficial owners who acquired their interests on or before April 30, 1996; and

(vi)	except as set forth in (ii) above, it will not hold Section 3(c)(7) securities for the benefit of any other person, and it will not sell participation interests in the securities to any other person or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the securities.
     6. The undersigned hereby acknowledges and agrees that none of its assets consist of assets of an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), whether or not subject to Title I of ERISA or Section 4975 of the Code, including without limitation, public and private employee benefit plans, IRAs, Keoghs, church plans, and entities which hold, or are deemed to hold, such assets under the Department of Labor Regulations at 29 C.F.R. § 2510.3-101 (the “Plan Asset Regulations”).
     7. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and in the Common Shares. The undersigned recognizes that an investment in the Company involves a high degree of risk.
     8. The undersigned is acquiring the Common Shares for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling the Common Shares in violation of the Securities Act.

     9. The undersigned is acquiring the Common Shares for the undersigned’s own account or for one or more accounts (each of which is an Accredited Investor) as to each of which the undersigned exercises sole investment discretion and is authorized to make the representations, and enter into the agreements, contained in this letter and the Offering Memorandum.
     10. The undersigned is aware that the undersigned must bear the economic risk of the undersigned’s investment in the Company for an indefinite period of time because the Common Shares have not been registered in the United States under the Securities Act, or under the securities laws of any state, and therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available. Further, the undersigned understands that only the Company can take action to register the Common Shares and that the only obligations the Company has undertaken to register the Common Shares are set forth in the registration rights agreement to be entered into between the Company and the initial purchasers/placement agents as described in the Offering Memorandum. The undersigned also understands that the Company has no obligation to assist in obtaining any exemption(s) from registration.
     11. The undersigned has received a copy of the Offering Memorandum and any amendments or supplements thereto, and has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents, and has been given the opportunity to meet with representatives of the Company and to have them answer any questions regarding the terms and conditions of this particular investment, and all such questions have been answered to the undersigned’s full satisfaction. The undersigned has received all information regarding the financial condition and the proposed business and operations of the Company or otherwise that the undersigned has requested in order to evaluate its investment in the Company.
     12. The undersigned has not relied on the placement agents or any person affiliated with the placement agents in connection with the undersigned’s investigation of the accuracy of any information or the undersigned’s investment decision.
     13. The undersigned hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of such efforts, the undersigned hereby represents, warrants and agrees that to the best of the undersigned’s knowledge based upon reasonable diligence and investigation:
(i)	no consideration that the undersigned has contributed or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and

(ii)	no consideration that the undersigned has contributed or will contribute to the Company shall cause the Company or any officer or director of the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.
The undersigned agrees to provide the Company any additional information regarding the undersigned that the Company deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. The undersigned understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to freezing, segregating or requiring the sale of the undersigned’s Common Shares. The undersigned further understands that the Company may release confidential information about the undersigned, and, if applicable, any underlying beneficial ownership, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant laws, rules and regulations concerning money laundering and similar activities.
     14. The undersigned agrees to promptly advise the Company (c/o Tortoise Capital Advisors, LLC at 10801 Mastin Boulevard, Suite 222, Overland Park, Kansas 66210) if any of the representations or warranties in this certificate relating to it ceases to be true.

     15. Market Stand-Off. The undersigned hereby agrees that it shall not, to the extent requested by the Company or an underwriter or proposed underwriter of securities of the Company, without the prior written consent of the Company and such underwriter(s), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise sell (other than in any such case to bona fide donees of the undersigned, in each case, who agree to be similarly bound by completing and executing a copy of this Agreement and furnishing it to the Company at the above address or via fax to: (913) 981-1021) within the thirty (30) days prior to and one hundred eighty (180) days following the effective date of a registration statement with respect to an initial public offering of the Company’s equity securities filed under the Securities Act (an “IPO Registration Statement”).
In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Paragraph 15 and to impose stop transfer instructions with respect to the shares of the undersigned (and the securities of every other person subject to the foregoing restriction) until the end of such period.
The foregoing covenant shall be for the benefit of the Company as well as for the benefit of any underwriter retained by the Company in connection with an initial public offering of the Company’s shares.
     16. The undersigned acknowledges that the placement agents have acted as agent for the Company in connection with the sale of the Common Shares. The undersigned consents to the placement agents’ actions in this regard and hereby waives any and all claims, actions, liabilities, damages or demands it may have against the placement agents in connection with any alleged conflict of interest arising from the placement agents’ engagement as an agent of the Company with respect to the sale by the Company of the Common Shares to the undersigned.
     17. The undersigned acknowledges that the placement agents, the Company and others will rely on the acknowledgments, representations and warranties contained in this letter.
     18. The placement agents and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
     19. The undersigned represents that the execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the undersigned, have been duly authorized and will not constitute or result in a breach of or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency or with any agreement or other undertaking to which the undersigned is a party or by which the undersigned is bound, and, if the undersigned is not an individual, will not violate any provisions of such entity’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine and the signatory, if the undersigned is an individual, has legal competence and capacity to execute the same, or, if the undersigned is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.
     20. The undersigned agrees to indemnify and hold harmless the Company and the placement agents, their respective directors, executive officers and each other person, if any, who controls or is controlled by the Company or either of the placement agents, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (a) any false, misleading or incomplete representation, declaration or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned in this Subscription Agreement or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction or (b) any action for securities law violations by the undersigned.
     21. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.
     22. This Subscription Agreement shall be binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned.
     23. Neither this Subscription Agreement nor any rights which may accrue to an undersigned hereunder, may be transferred or assigned.
NOTE: YOU MUST COMPLETE AND SIGN THE PURCHASER QUESTIONNAIRE ATTACHED HERETO AS EXHIBIT B.
[Remainder Of This Page Has Been Intentionally Left Blank]

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.
Date:                     , 2005.

Very truly yours,

By:

Print Name:
Company Name:
Title:
Address:
Common Shares to be purchased:
                    shares of Common Shares.

Exhibit A
Investment Representation, Transfer and Market Stand-Off Agreement

Exhibit B
Purchaser Questionnaire
If the investor is an individual, the investor’s State/Province of Residence is:
If the investor is a corporation, partnership, trust or other legal entity it:

• is organized under the laws of:	;

• has its principal place of business in:	; and

• was formed for the purpose of:

Investor’s Social Security Number or Taxpayer Identification Number:	Joint Investor’s Social Security Number or Taxpayer Identification Number:

(Please indicate name and capacity of person signing above if the investor is other than a than a natural person.)	(Please indicate name and capacity of person signing above if the joint investor is other than a natural person.)

Residence or Principal Place of Business Address:	Mailing Address if different:

Street	Street

City, State, Zip Code	City, State, Zip Code

Attn:	Attn:

Telephone No.:	Telephone No.:

Telecopier No.:	Telecopier No.:

Number of Common Shares (	minimum) subscribed for:

Subscription Amount: $

NOTE: THE FOLLOWING MUST BE COMPLETED

Name of DTC Participant:

Investor’s Account Number with Participant:

Accredited Investor Status for Individual Investors (Please check all applicable boxes):

☐	(1)	I am a director, executive officer or general partner of the issuer of the securities being offered or sold, or a director, executive officer or general partner of a general partner of that issuer;

☐	(2)	I am a natural person whose individual net worth or joint net worth with my spouse, at the time of purchase, exceeds $1,000,000; or

☐	(3)	I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year.

If other than natural person, check one:	If Joint Ownership, check one:

☐ General Partnership	☐ Joint Tenants w/Rights of Survivorship

☐ Limited Partnership	☐ Tenants-in-Common

☐ Corporation	☐ Community Property

☐ Subchapter S Corporation

☐ “Grantor” Trust

☐ Trust

☐ Estate